SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2007

GREEN PLAINS RENEWABLE ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

4124 Airport Road, Shenandoah, Iowa	51601
(Address of principal executive offices)	(Zip code)

(712) 246-2932

 (Registrant’s telephone number, including area code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Shenandoah Loan Agreements

On February 6, 2006, we entered into a Master Loan Agreement, Construction and Term Loan Supplement, Construction and Revolving Term Loan Supplement, Security Agreement and Real Estate Mortgage with Farm Credit Services of America, FLCA (individually and collectively, the “Loan Agreements”). A participating interest in the Loan Agreements was transferred to CoBank, ACB. Under the Loan Agreements, the lenders will loan up to $47,000,000. The loan proceeds are to partially finance construction of a dry-mill ethanol production facility near Shenandoah, Iowa (the “Plant”), and to provide funding for working capital purposes.

On June 13, 2007, we entered into an Amendment to the Master Loan Agreement, a Revolving Credit Supplement, an Amendment to the Construction and Term Loan Supplement, and an Amendment to the Construction and Revolving Term Loan Supplement with CoBank, ACB (individually and collectively, the “Loan Amendments”). The Loan Amendments were effective as of May 31, 2007. The Loan Amendments made a number of revisions to the Loan Agreements, including the following:

•

Increased the projected construction cost for the Plant $71,000,000 to $73,250,000.

•

Increased the maximum amount of allowable debt, other than amounts owed under the Loan Agreements and Loan Amendments and debt incurred in the ordinary course of business, from $500,000 to $1,000,000.

•

Modified certain of the affirmative and negative covenants to allow the Company more flexibility in executing its business plans.

•

Lengthened the compliance dates and/or increased the amounts of the Company’s working capital, net worth and debt service ratio covenants.

•

Added a revolving credit supplement in the amount of $500,000 for issuance of letters of credit.

•

Lengthened the term for advances under the Construction and Term Loan Supplement from a term expiring on July 31, 2007 to a term expiring on December 1, 2007.

•

Extended the date on which the first quarterly installment payment under the Construction and Term Loan Supplement is due from November 20, 2007 to May 20, 2008. Subsequent payment dates were similarly extended.

•

Extended the date on which the first quarterly installment payment under the Construction and Revolving Term Loan Supplement is due from May 1, 2014 to November 1, 2014. Subsequent payment dates were similarly extended.

The Loan Amendments were also executed to formally reflect the changes that had been agreed to with our lenders due to changes in circumstances as a result of the Company acquiring Superior Ethanol, LLC, as well as to reflect a change in the anticipated completion date of the Plant in Shenandoah from May 1, 2007 to late July 2007.  Superior became a subsidiary of the Company around the time of the commencement of construction on the Company’s ethanol plant near Shenandoah, Iowa, but after the Loan Agreements were initially effective.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to Item 1.01, which disclosure is herein incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number	Description
10.1	Amendment to the Master Loan Agreement, dated May 31, 2007
10.2	Revolving Credit Supplement, dated May 31, 2007
10.3	Amendment to the Construction and Term Loan Supplement, dated May 31, 2007
10.4	Amendment to the Construction and Revolving Term Loan Supplement, dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol CEO (Principal Executive Officer)

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